Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Amended Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective March 3, 2017 (Class T shares of Voya Large-Cap Growth Fund and Voya SmallCap Opportunities Fund) – Filed as an exhibit to Post-Effective Amendment No. 149 to the Registrant’s Registration Statement Form on N-1A filed on May 25, 2017 and incorporated herein by reference.

(a)(2)	Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective March 3, 2017 (Class T shares of Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, Voya Real Estate Fund, Voya SMID Cap Growth Fund, and Voya U.S. High Dividend Low Volatility Fund) – Filed as an exhibit to Post-Effective Amendment No. 149 to the Registrant’s Registration Statement Form on N-1A filed on May 25, 2017 and incorporated herein by reference.